UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 23, 2010
(February 23, 2010)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02       Results of Operations and Financial Condition.

On February 23, 2010, PNM Resources, Inc. (the “Company”) issued a press release announcing its unaudited results of operations for the three and twelve months ended December 31, 2009.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time may include certain non-Generally Accepted Accounting Principles ("GAAP") financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net earnings (loss), earnings (loss) per share, cash earnings and earnings before interest, taxes, depreciation and amortization (“EBITDA”).  The Company uses ongoing earnings (loss), ongoing earnings (loss) per diluted share (or ongoing diluted earnings (loss) per share),  cash earnings, ongoing EBITDA, and EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  Certain non-GAAP financial measures utilized by the Company exclude the impact of non-recurring items, net unrealized mark-to-market gains and losses on economic hedges, impairments of intangible assets, unrealized impairments on assets held in trusts for nuclear decommissioning, and the results of speculative trading. The Company’s management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations.  Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

As previously announced, on January 30, 2009, PNM successfully completed the sale of its natural gas operations to New Mexico Gas Company, Inc.  The gas operations are classified as discontinued operations under GAAP.  Management continued to actively manage the gas operations until closing to fulfill its obligations to its regulated customers.  Therefore, management determined to include discontinued operations in ongoing earnings (loss) prior to closing to reflect these obligations.  Under GAAP, depreciation is not recorded on assets included in discontinued operations.  However, depreciation on these assets was reflected in ongoing earnings.

The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The Company uses ongoing earnings guidance to provide investors with management’s expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP.  The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.  Reconciling items may include the cumulative effect of changes in accounting principles or estimates, and/or revenues and expenses resulting from transactions that do not occur in the normal course of the Company’s business operations. Reconciling items may also include net unrealized mark-to-market gains and losses on economic hedges, as discussed above. In addition, the Company uses forecasts of ongoing EBITDA and cash earnings guidance to provide investors with management’s expectations of additional indicators of ongoing financial performance. Since forecasts of EBITDA and cash earnings are derived from forecasted ongoing earnings, management is not able reconcile these items to a GAAP equivalent.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number    Description

99.1                 Press Release dated February 23, 2010, and PNM Resources, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets as of December 31, 2009 and 2008, Consolidated Statements of Earnings (Loss) for the years ended December 31, 2009, 2008 and 2007 and Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007, and other preliminary financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: February 23, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)